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Exhibit 10.58

FIRST AMENDMENT
TO THE
EARLE M. JORGENSEN
EMPLOYEE STOCK OWNERSHIP PLAN
(As Amended and Restated Effective as of April 1, 2001)

        THIS FIRST AMENDMENT, by EARLE M. JORGENSEN COMPANY (the "Company"), to the Earle M. Jorgensen Employee Stock Ownership Plan (As Amended and Restated Effective as of April 1, 2001) (the "Plan") is effective as of January 15, 2002 or such other date as indicated herein.

WITNESSETH:

        WHEREAS, the Company understands that there may have been some confusion related to the provision of diversification rights under the Plan and the fact that the ability to diversify ended after a certain period of time; and,

        WHEREAS, in order to rectify the potential problem the Company approved a special additional diversification window for individuals who previously were eligible to diversify their accounts and who had failed to fully elect such ability to diversify;

        NOW, THEREFORE, it is hereby resolved that, effective as of January 15, 2002 the Plan is hereby amended to add an additional diversification election period as follows:

I.

        Section 13 of the Plan is hereby amended by adding the following new part (c) at the end as a part thereof:

"(c)    Special Diversification Window.    Notwithstanding anything contained in the Plan to the contrary, effective January 15, 2002, a Participant who was previously eligible to elect to diversify Post-1986 Shares under part (a) of this Section 13 and who did not elect to so diversify the entire amount eligible for diversification during the six year diversification period applicable to such Participant, shall be permitted to make a one time election to diversify up to 50% of the number of Post-1986 Shares allocated to his Company Stock Account, PAYSOP Account and Matching Account since the inception of the Plan, the Kilsby ESOP, the Republic ESOP or the ECAP less all shares with respect to which amounts have previously been diversified under part (a) of Section 13. Such election must be received by the Plan Administrator no later than January 31, 2002. "Diversification" under this part (c) will be effected by distributing to Participants (in shares of Company Stock, cash or a combination of both, as determined by the Committee) the portion of their Company Stock Accounts, PAYSOP Accounts and Matching Accounts with respect to which a diversification election set forth herein is made. Any distribution shall occur within 90 days after the election hereunder is made and shall be subject to the provisions of Section 14(c).

        IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed by its duly authorized officer as of the day and year first above written.

EARLE M. JORGENSEN COMPANY
By:
Name:
Title:
Date:

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  Exhibit 10.58
FIRST AMENDMENT TO THE EARLE M. JORGENSEN EMPLOYEE STOCK OWNERSHIP PLAN (As Amended and Restated Effective as of April 1, 2001)